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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  MetLife, Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                              13-4075851
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


One Madison Avenue, New York, New York                   10010
(Address of principal executive offices)               (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this Form relates:
333-91517 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                              Name of each exchange on which
To be so registered                              each class is to be registered
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Series A Junior Participating Preferred Stock    New York Stock Exchange
Purchase Rights with respect to Common
Stock, $0.01 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)
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Item 1.    Description of Registrant's Securities
           to be Registered

           Rights to Purchase Series A Junior Participating Preferred Stock

           The description of the Registrant's Series A Junior Participating Preferred Stock Purchase Rights with respect to Common Stock, no par value is incorporated by reference to the information appearing under the description "Description of Capital Stock -- Stockholder Rights Plan" in the Registrant's Preliminary Prospectus which forms a part of Registrant's Registration Statement on Form S-1, filed November 23, 1999 as amended on March 9, 2000 and March 29, 2000 (File No. 333-91517) (as amended, the "Registration Statement").

Item 2.    Exhibits

            1. Form of Rights Agreement between MetLife, Inc. and ChaseMellon Shareholder Services, Inc., as filed as Exhibit 10.6 to the Registration Statement, is incorporated herein by reference.



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                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 31, 2000


                        METLIFE, INC.



                        By:    /s/ Gwenn L. Carr
                             ------------------------------------
                             Name: Gwenn L. Carr
                             Title:  Vice-President and Secretary



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